POWER OF ATTORNEY

                The undersigned trustees and officers of FRANKLIN CALIFORNIA TAX-FREE TRUST, a Delaware statutory trust (the “Registrant”), hereby appoint BRUCE G. LETO,  KRISTIN H. IVES, KAREN L. SKIDMORE, craig s. tyle, alison e. baur and STEVEN J. GRAY (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Registrant’s Registration Statement on Form N-14 relating to the proposed reorganization of Franklin California Tax-Exempt Money Fund with and into Franklin California Ultra-Short Tax-Free Income Fund, each a series of the Registrant, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority.  Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

                This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

                The undersigned trustees and officers hereby execute this Power of Attorney as of the 20th day of October, 2015.

/s/Harris J. Ashton	/s/J. Michael Luttig
Harris J. Ashton, Trustee	J. Michael Luttig, Trustee

/s/Mary C. Choksi	/s/Frank A. Olson
Mary C. Choksi, Trustee	Frank A. Olson, Trustee

/s/Edith E. Holiday	/s/Larry D. Thompson
Edith E. Holiday, Trustee	Larry D. Thompson, Trustee

/s/Gregory E. Johnson	/s/John B. Wilson
Gregory E. Johnson, Trustee	John B. Wilson, Trustee

/s/Rupert H. Johnson, Jr.	/s/Laura F. Fergerson
Rupert H. Johnson, Jr. Trustee /s/Christopher J. Molumphy	Laura F. Fergerson, Chief Executive Officer-Finance and Administration /s/Gaston Gardey
Christopher J. Molumphy, Chief Executive Officer- Investment Management	Gaston Gardey , Chief Financial Officer, Chief Accounting Officer and Treasurer